UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 24, 2011

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GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)

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Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 929-1600

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

Grand River Commerce, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders on Tuesday, May 24, 2011, at 10:00 a.m., at The Pinnacle Center, located at 3330 Highland Dr., Hudsonville, Michigan.  The matters listed below were submitted to a vote of the Company’s shareholders.  Set forth below are the final voting results on each such matter.

1. Election of Directors.  Both of the nominated Class I directors were approved to serve until the 2014 annual meeting of shareholders.  Each nominee was elected and the final results of the votes cast for and votes withheld were as follows:

	Votes	Votes	Broker
Class I Directors	For	Withheld	Non-Votes
David H. Blossey	880,808	59,850	13,998
Roger L. Roode	932,908	7,750	13,998

[There were no votes against or abstentions.]

2. Ratification of Appointment of Independent Registered Public Accounting Firm.  The shareholders ratified the appointment of Rehmann Robson P.C. as our independent registered public accounting firm for fiscal year ending December 31, 2011 with 950,906 shares voted “FOR,” 1,750 shares voted “AGAINST” and 2,000 shares “ABSTAIN.”  [There were no broker non-votes.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: May 26, 2011	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer